BC FORM 53-901F

(Previously Form 27)

SECURITIES ACT

MATERIAL CHANGE REPORT

Note:

This form is intended as a guideline.  A letter or other document may be used if the substantive requirements of this form are complied with.

Note:

IF THIS REPORT IS FILED ON A CONFIDENTIAL BASIS, PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS “CONFIDENTIAL – SECTION 85”, AND FILE IN AN ENVELOPE MARKED “CONFIDENTIAL – ATTENTION: SUPERVISOR, FINANCIAL REPORTING”.

Item 1.

Reporting Issuer

Rubicon Minerals Corporation

Suite 888 – 1100 Melville Street

Vancouver, British Columbia

V6E 4A6

Item 2.

Date of Material Change

January 13, 2003

Item 3.

Press Release

January 13, 2003, Vancouver, British Columbia

Item 4.

Summary of Material Change

The Company announced results of its recently completed initial diamond drilling program at the Company’s 100% controlled McFinley Gold Project in Red Lake, Ontario..

Item 5.

Full Description of Material Change

David W. Adamson, President and CEO of Rubicon Minerals Corporation (RMX.TSX Venture) announced results from its initial drill program carried out at its 100% controlled McFinley gold project located in the Red Lake gold camp. The program was designed to establish the geological setting of several land-based targets as a prelude for major follow up drilling. Highlights of the drilling are as follows:

•

21.26 ounces gold per ton (oz/ton) over 1.15 feet in a new target zone that is open for additional follow up. This section contains appreciable coarse visible gold.

•

Additional significant gold intercepts including 1.85 oz/ton over 1.96 feet, 1.36 oz/ton over 2.13 feet and 0.49 oz/ton over 1.15 feet also open for follow up.

•

The drill hole program tested only shallow depths between 50 to 400 feet (15 to 120 metres) below surface (see tabulated results in Exhibit A).  All drill holes have intersected gold mineralization which attests to the presence of a significant size system open at depth and along strike.

•

A previously unrecognized arsenopyrite replacement zone up to 20 feet (6 metres) thick, containing up to 75% fine-grained needle arsenopyrite, has been intersected in three diamond drill holes. These holes have returned only anomalous gold up to 3.54 g/t Au over 1.48 feet to date but similar style bodies are a major component of high-grade gold deposits in the Red Lake gold camp.

•

New structures have been identified with both shallow and steep plunges that are prospective for follow up. These include a major breccia hosted body up to 100 feet wide which is indicative of significant disruption and dilation of the sulphide-rich sequence. High grade mineralization of 1.85 oz/ton gold over 1.96 feet intersected in hole MF-02-02 is related to this breccia hosted body.

•

Preliminary observations indicate that high-grade gold is related to structures which cross cut mineralized north-east trending rock types, including mafic and ultramafic units, and are interpreted to be similar to ore zones in the nearby Campbell and Red Lake mines.

The program, which totaled 6263 feet of drilling in 14 shallow holes, has demonstrated the potential for high-grade gold zones which will be followed up with extensive drilling. Drilling was focused on two areas, one centered on cross section 9300N and the other centered on cross section 10500N, south and north of the McFinley mine shaft, respectively.

The McFinley gold project is essentially untested at depth and along strike outside the underground development. Surface work in 2002 has demonstrated that the sulphide sequence that hosts the gold mineralization can be traced northeastwards across the property (Figure1).

Rubicon’s exploration team is currently formulating a program for immediate follow up of existing zones and testing of additional ice-based targets. This program will be announced shortly.

TABLE 1

McFINLEY GOLD PROJECT – INITIAL DRILL PROGRAM RESULTS

HOLE ID	LOCATION	DIP/AZ	Length ft	From ft	To ft	Width ft	Au opt	From m	To m	Width m	Au g/t	ZONE
MF-02-01	10400N / 9950E	-70˚ / 090˚	541.34	239.83	240.98	1.2	0.11	73.10	73.45	0.35	3.67	HW Chert
				434.06	435.37	1.3	0.26	132.30	132.70	0.40	9.03	FW Chert
MF-02-02	9250N / 9565E	-45˚ / 090˚	652.89	387.14	388.12	1.0	0.12	118.00	118.30	0.30	4.22
				448.33	450.30	2.0	0.10	136.65	137.25	0.60	3.28
				466.04	468.01	2.0	0.23	142.05	142.65	0.60	7.77
				492.13	494.09	2.0	1.85	150.00	150.60	0.60	63.49
				544.62	546.59	2.0	0.34	166.00	166.60	0.60	11.78	FW Chert and 'D' Vein
MF-02-03	9300N / 10000E	-90˚ / 090˚	488.85	83.66	84.65	1.0	0.20	25.50	25.80	0.30	6.94	HW Chert
				217.19	219.49	2.3	0.17	66.20	66.90	0.70	5.83
				220.96	222.11	1.2	0.49	67.35	67.70	0.35	16.95
				292.32	294.29	2.0	0.09	89.10	89.70	0.60	3.02	‘D' Vein
				362.20	366.14	3.9	0.24	110.40	111.60	1.20	8.33	FW Chert
MF-02-04	9300N / 10000E	-55˚ / 090˚	337.93	130.09	131.40	1.3	0.21	39.65	40.05	0.40	7.11
				180.77	183.40	2.6	0.14	55.10	55.90	0.80	4.83	FW Chert
				276.74	277.72	1.0	0.32	84.35	84.65	0.30	11.00
MF-02-05	10500N / 10125E	-63˚ / 090˚	305.12	77.76	79.89	2.1	1.36	23.70	24.35	0.65	46.69	HW Chert
				97.11	99.41	2.3	0.10	29.60	30.30	0.70	3.28
				185.04	186.19	1.2	21.26	56.40	56.75	0.35	728.90
MF-02-06	9300N / 10000E	-73˚ / 090˚	262.47	177.17	178.81	1.6	0.09	54.00	54.50	0.50	3.07
				187.01	191.11	4.1	0.17	57.00	58.25	1.25	5.68	‘D' Vein
				212.60	214.24	1.6	0.10	64.80	65.30	0.50	3.36
				234.25	237.53	3.3	0.16	71.40	72.40	1.00	5.64	FW Chert
				242.78	245.47	2.7	0.09	74.00	74.82	0.82	3.17	FW Chert
MF-02-07	10500N / 10125E	-72˚ / 090˚	278.87	131.23	132.71	1.5	0.10	40.00	40.45	0.45	3.54	Aspy zone
MF-02-08	9300N / 10000E	-81˚ / 090˚	429.79	191.93	195.21	3.3	0.10	58.50	59.50	1.00	3.32
				227.36	229.33	2.0	0.16	69.30	69.90	0.60	5.65	‘D' Vein
MF-02-09	10475N / 10050E	-57˚ / 090˚	426.51		no values >3g/t Au
MF-02-10	10425N / 10120E	-55˚ / 090˚	570.87	292.32	293.96	1.6	0.16	89.10	89.60	0.50	5.44	HW Chert
				416.99	418.96	2.0	0.11	127.10	127.70	0.60	3.81
				457.02	459.32	2.3	0.09	139.30	140.00	0.70	3.20	FW Chert
MF-02-11	10525N / 10120E	-62˚ / 090˚	413.39	251.31	252.30	1.0	0.13	76.60	76.90	0.30	4.41	FW vein
MF-02-12	10631N / 10000E	-45˚ / 090˚	341.21	291.67	292.55	0.9	0.11	88.90	89.17	0.27	3.82	FW Chert
MF-02-13	10525N / 10120E	-72˚ / 090˚	396.98	87.27	87.93	0.7	0.11	26.60	26.80	0.20	3.69	HW Chert
				126.97	127.95	1.0	0.11	38.70	39.00	0.30	3.64	Aspy zone
				255.25	257.22	2.0	0.22	77.80	78.40	0.60	7.62	FW Chert
MF-02-14	9200N /	-54˚ / 066˚	816.93	591.34	592.75	1.4	0.09	180.24	180.67	0.43	3.08
	9565E			603.87	605.31	1.4	0.10	184.06	184.50	0.44	3.46	‘D' Vein

Note: Gold Assays were by metallic screen fire assays carried out by ALS Chemex of Vancouver, B.C. Assays were carried out using 1/2 of sawn NQ2 core (50mm diameter). Industry standards and blanks were incorporated into each sample batch. Work was carried out and supervised by John Watkins P.Geo, and QP.

Item 6.

Reliance on Section 85(2) of the Act

N/A

Item 7.

Omitted Information

None

Item 8.

Senior Officer

Mr. Michael J. Gray, CFO

(604) 623-3333

Item 9.

Statement of Senior Officer

The Undersigned, being a senior officer of the reporting issuer, hereby attests that the foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, BC, the 14th day of January, 2003.

“Michael J. Gray”

(Signature)

Michael J. Gray, VP Exploration

(name of officer – please print)